GTC TELECOM CORP.
            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




To  the  Board  of  Directors
GTC  Telecom  Corp.  and  Subsidiaries


We hereby consent to the incorporation by reference in the previously filed Registration Statements on Form S-8 (File Nos. 333-88521, 333-94969, 333-37496, 333-73614 and 333-81898) of our report dated August 25, 2005, except for paragraph 5 of such report and Note 14, as to which the date is October 31, 2005, appearing in the Annual Report on Form 10-KSB/A of GTC Telecom Corp. and subsidiaries for the year ended June 30, 2005.



/s/ Squar, Milner, Reehl & Williamson, LLP



Newport  Beach,  California
November  1,  2005